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                                                                   Exhibit 10.18

                            EASTMAN CHEMICAL COMPANY
                             BENEFIT SECURITY TRUST


         THIS TRUST AGREEMENT is made this 24th day of December, 1997, by and between Eastman Chemical Company ("Company"), and Wachovia Bank, N.A., as Trustee ("Trustee").

                              W I T N E S S E T H:

         WHEREAS, Company has adopted certain nonqualified deferred compensation plans and severance agreements listed on Appendix A attached hereto and made a part hereof (collectively, the "Plans", and each such plan and severance agreement may be referred to herein as a "Plan"); and

         WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plans; and

         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

         NOW, THEREFORE, the parties do hereby establish this Trust and agree that the Trust shall be comprised, held and disposed of as follows:

         Section 1.  Establishment of Trust.

         (a) Company hereby deposits with Trustee in trust Fifteen Thousand Dollars ($15,000.00), which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

         (b) The Trust shall be irrevocable once executed by the Company and Trustee, except as provided in Section 12 of this Trust Agreement.

         (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

         (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

         (e) The funding of the Trust shall be governed by the following terms and conditions.

                 (1) The Company may at any time or from time to time make contributions to the Trust, provided that such contributions are approved by the Board of Directors of the Company in a resolution validly adopted by the Board that expressly authorizes such contributions. Notwithstanding the foregoing, assets contributed to the Trust (other than the assets described on Appendix C) must be (i) in the opinion of the Trustee, liquid or easily liquidated; and (ii) in the case of equity securities, traded on a national securities exchange or on the NASDAQ National Market System. Debt securities must be at least "investment grade", as that term is commonly used by debt rating agencies.

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                 (2)      Upon the creation of this Trust, the Company shall
            convey to the Trustee a deed of trust with respect to those parcels of real property described on Appendix C attached hereto (the "Deed of Trust") and a warrant to purchase common stock of the Company described on Appendix C attached hereto (the "Warrant"). Such Deed of Trust and Warrant (together with any additional security interests granted to the Trustee by the Company hereafter and any security which is substituted for such Deed of Trust, Warrant or future security interests) may be referred to herein as the "Security Interests." The real property with respect to which the Deed of Trust is granted and the unissued Company common stock which is subject to issuance under the Warrant (together with any additional real, personal or intangible property as to which the Trustee is given a security interest and any real, personal or intangible property which is substituted for the property described on Appendix C), may be referred to herein as the "Underlying Property".

                 (3) Within five (5) business days after the first to occur of (i) the date the Company has knowledge of a Potential Change in Control (and for this purpose, "knowledge" shall mean that the Chief Executive Officer, Chief Financial Officer or General Counsel has actual knowledge of such event); (ii) the date the Company experiences a Change in Control; (iii) the date the Company receives a Notice or Notices of Plan Payment Default that are not postponed under Section 1(f)(4) pending the final resolution of independent judicial or arbitration proceedings; or
            (iv) the date the Trustee issues a final Notice of Plan Payment Default following the final resolution of the independent judicial or arbitration proceedings described in Section 1(f)(4), the Company shall transfer to the Trustee cash or other liquid funds acceptable to the Trustee in the amount of the Value of the Benefit Obligations as most recently determined by the Trustee in its sole and absolute discretion or its agents under Section 2(b) of this Trust, as well as the Expected Trust Expenses, and immediately upon such transfer the Trustee shall release and convey to the Company any and all interest which the Trustee has in the Security Interests and the Underlying Property. If the Company fails to make such transfer of cash or other liquid funds within the period prescribed by the preceding sentence, then the Trustee shall exercise the Warrant and shall foreclose on the Deed of Trust and any other Security Interests without further notice to the Company. Each of the events described in clauses (i) through (iv) of the first sentence of this paragraph shall be referred to herein as a "Triggering Event."

                 (4) The Company shall have the right at any time to purchase from the Trustee (i) the Warrant and/or any Company common stock issued pursuant to the Warrant; and (ii) any other Underlying Property then held by the Trustee for then fair market value of the Warrant, Company common stock issued pursuant to the Warrant, or other Underlying Property (as determined by the Trustee in its sole discretion), as applicable, upon such terms and conditions as are determined reasonable by the Trustee in its sole and absolute discretion, provided, however, that the consideration paid to the Trust shall either be cash or property which meets the conditions of the second sentence of Section 1(e)(1).

                 (5) If the event which caused the Company to transfer cash or other liquid funds to the Trustee was a Potential Change in Control, and the conditions which created the Potential Change in Control cease to exist (other than by consummation of a Change in Control), then the Company shall have the right at any time thereafter to cause the Trustee to return to the Company any and all cash or other assets then held by the Trustee, upon the reconveyance to the Trustee of the Security Interests in the Underlying Property or by giving the Trustee security acceptable to the Trustee in an amount not less than the Value of the Benefit Obligations as most recently determined by the Trustee in its sole and absolute discretion under Section 2(b) of this Trust, as well as the Expected Trust Expenses.

                 (6) If the Company funds the Trust on a discretionary basis (i.e., such funding was not required by a Triggering Event), then, at any time when the aggregate fair market value (as determined by the Trustee in its sole and absolute discretion) of all property held by the Trustee (excluding the value of the Deed of Trust, the Warrant and any other Security Interests) exceeds the Value of the Benefit Obligations as most recently determined by the Trustee in its sole and absolute


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            discretion under Section 2(b) of this Trust, as well as the
            Expected Trust Expenses, then upon the written request of the Company the Trustee shall release and convey to the Company any and all interest which the Trustee has in the Security Interests and the Underlying Property. At any time thereafter, the Company shall have the right at any time to cause the Trustee to return to the Company (i) cash or other assets then held by the Trustee in an amount equal to the lesser of (A) the current fair market value (as determined by the Trustee in its sole and absolute discretion) of the Security Interests previously released to the Company, or (B) the fair market value (as determined by the Trustee in its sole and absolute discretion) of the Security Interests previously released to the Company at the time of their previous release to the Company, in either case by reconveying to the Trustee the Security Interests previously released to the Company; or (ii) any and all cash or other assets then held by the Trustee, by giving the Trustee security acceptable to the Trustee in an amount not less than the Value of the Benefit Obligations as most recently determined by the Trustee in its sole and absolute discretion under
            Section 2(b) of this Trust, as well as the Expected Trust Expenses.

         (f)     Special Determinations Concerning Plan Payment Default.

                 (1) A "Claim of Plan Payment Default" means a written notice from any Trust Beneficiary to the Trustee that (i) one or more payment(s) have not been made on a timely basis to a participant or beneficiary under any Plan; or (ii) if the Company or Trustee has engaged a paying agent to make payments under one or more Plans, that Company has not transferred funds to such paying agent on a timely basis to enable the paying agent to make all payments then due under the Plans for which the paying agent has responsibility.

                 (2) A "Notice of Plan Payment Default" means a written notice from the Trustee to the Company given by facsimile not more than ten (10) business days after its receipt of a Claim of Plan Payment Default which the Trustee has determined to be accurate, or, if the Trustee has not been able to determine the accuracy of such claim, that appears to the Trustee to have been made in good faith, stating that (i) the Company is not in compliance with the terms of one or more of the Plans, specifying the Plan(s) involved, the participants or beneficiaries involved, the payments not made on a timely basis, and the actions necessary to cure such default, or (ii) if the Company or the Trustee has engaged a paying agent to make payments under one or more of the Plans, the Company has not transferred funds to such paying agent on a timely basis to enable the paying agent to make all payments then due under the Plans for which the paying agent has responsibility, and the actions necessary to cure such default.

                 (3) A "Plan Payment Default" shall mean (i) that one or more payment(s) have not been made on a timely basis to a Participant or beneficiary under any Plan; or (ii) if the Company or Trustee has engaged a paying agent to make payments under one or more of the Plans, that the Company has not transferred funds to such paying agent on a timely basis to enable the paying agent to make all payments then due under the Plans for which the paying agent has responsibility. Notwithstanding the foregoing, a "Plan Payment Default" shall not be deemed to occur if the Company makes an incorrect Plan payment to a Participant or beneficiary, but the payment is at least ninety percent (90%) of what is ultimately determined by the Trustee to be the correct amount; provided, further that this exception shall no longer apply with respect to a given Participant or beneficiary if the Company makes three incorrect underpayments to such Participant or beneficiary.

                 (4) Not more than ten (10) business days after the Trustee's receipt of a Claim of Plan Payment Default which the Trustee has determined to be accurate, or, if the Trustee has not been able to determine the accuracy of such claim, that appears to the Trustee to have been made in good faith, the Trustee shall issue by facsimile a Notice of Plan Payment Default to the Company. The Company's responses to such Notice shall be one of the following:

                 (A) If the Company does not respond by facsimile to such Notice within five (5) business days after such Notice was sent to and received by the Company, then the Trustee shall exercise the Warrant and foreclose on the Deed of Trust and any other Security Interests.

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                 (B)      The Company may cure in full such Plan Payment
                 Default within five (5) business days after such Notice was sent to and received by the Company, and in such event the Trustee shall not exercise the Warrant or foreclose upon the Security Interests unless and until the Trustee determines in its sole discretion that the Company's actions did not constitute a full and complete cure under the circumstances. What constitutes a full and complete cure under the circumstances shall be determined by the Trustee in its sole discretion. If the Trustee determines in its sole discretion that the Company's actions did not constitute a full and complete cure under the circumstances, then the Trustee shall exercise the Warrant and foreclose upon the Deed of Trust and any other Security Interests without further notice to the Company.

                 (C)      The Company may respond to such Notice within five
                 (5) business days of receipt of such Notice by sending to the Trustee by facsimile a notice signed by the Chief Executive Officer, Chief Financial Officer or General Counsel of the Company which (i) affirms that the Company has a good faith belief that Plan Payment Default in question was permitted under the applicable Plan; (ii) sets forth the basis for such good faith belief; and (iii) represents that independent judicial or arbitration proceedings are pending concerning the Plan Payment Default, or will be instituted by the Company in no less than thirty (30) calendar days, seeking to resolve whether or not a Plan Payment Default was permitted under the terms of the applicable Plan. If the Trustee receives such a notice within such time period, then the Trustee shall not exercise the Warrant or foreclose upon the Deed of Trust or other Security Interests unless and until (i) the Trustee determines in its sole and absolute discretion that the issue of the Plan Payment Default has been finally resolved adversely to the Company in such independent proceedings; (ii) after making the determination referred to in clause (i), the Trustee gives the Company by facsimile a final Notice of Plan Payment Default; and (iii) such final Notice of Plan Payment Default gives the Company a period of five (5) business days after such final Notice was received by the Company to make a full and complete cure of such Plan Payment Default. If the Trustee determines in its sole and absolute discretion that the Company's actions do not constitute a full and complete cure under the circumstances, then the Trustee shall exercise the Warrant and foreclose upon the Deed of Trust and any other Security Interests without further notice to the Company.

                 (D) Notwithstanding paragraph (f)(4)(C) above, the Trustee shall have the right at all times to determine in its sole and absolute discretion the independence of the judicial or arbitration proceeding described in paragraph (f)(4)(C) above, the finality of such judicial or arbitration proceeding, and the meaning of any such judicial or arbitration proceeding. In addition, if the Trustee determines that the issue of the Plan Payment Default has been finally resolved adversely to the Company in such independent proceedings, then in its final Notice of Plan Payment Default to the Company the Trustee shall require that the Company pay directly to the affected Trust Beneficiaries within five (5) business days of the date the final Notice of Plan Payment Default is received by the Company, the reasonable attorneys fees and expenses incurred by such affected Trust Beneficiaries in pursuing such judicial or arbitration proceedings, and the Company's cure of the Plan Payment Default shall not be full and complete unless such payment is made to the affected Trust Beneficiaries within such period.

            (g) As an alternative to exercising the Warrant or foreclosing upon the Deed of Trust or other Security Interests under paragraphs (e) or (f) above, the Trustee may sell or assign the Warrant, the Deed of Trust, and any other Security Interests for adequate consideration (as determined by the Trustee) to one or more persons other than the Company or any subsidiary of the Company, provided that prior to such sale or assignment the Trustee (i) gives the Company at least five (5) business days prior written notice of such sale or assignment and offers the Company the opportunity to purchase the Warrant, the Deed of Trust, or other Security Interests, as applicable, on the same terms and conditions as are being offered by such proposed third party purchaser, and (ii) gives the Company five (5) business days to accept such offer in writing




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            (h)  Each participant in a Plan listed on Appendix A, and each beneficiary of such participant (to the extent such beneficiary has become entitled to payments from a Plan) shall be referred to herein as a "Trust Beneficiary." Upon direction from the Company, the Trustee shall create (1) a separate sub-trust for each Trust Beneficiary of the Class I and Class III Plans listed on Appendix A, (2) a separate sub-trust for each of the Class II Plans listed on Appendix A; and (3) a separate sub-trust (to be known as the "Expense Sub-Trust") to hold Trust funds to be used to pay Trust administration and Trustee fees and expenses. Each time the Company transfers property to the Trust (other than a Security Interest), Company shall identify the specific sub-trust to which such property shall be credited. Thereafter all income and appreciation from such property shall also be credited to such sub-trust. Notwithstanding the foregoing, to the extent the Trust is funded as a result of a Triggering Event, then (A) if the then existing assets of the Trust, together with the assets added as a result of a Triggering Event, are less than the Value of the Benefit Obligations for all of the Plans as most recently determined by the Trustee in its sole and absolute discretion under Section 2(b) of this Trust, together with the Expected Trust Expenses, then the assets added as a result of the Triggering Event shall be allocated among the Plans and the Expense Sub-Account in such a manner that the funding percentage of each Plan and the Expense Sub-Account relative to each Plan's then Benefit Obligations and the Expected Trust Expenses, and after such allocation, is as equal as possible among the Plans and the Expense Sub-Account; and (B) if the then existing assets of the Trust, together with the assets added as a result of a Triggering Event, are more than the Value of the Benefit Obligations for all of the Plans as most recently determined by the Trustee in its sole and absolute discretion under Section 2(b) of this Trust, together with the Expected Trust Expenses, then (i) the assets added as a result of the Triggering Event shall first be allocated to the Class II Plans identified on Appendix A (i.e., the defined benefit pension-type plans) until the funding percentage for each such Class II Plan is 125% of the then Benefit Obligation for each such Plan, (ii) the assets added as a result of the Triggering Event shall next be allocated to the Expense Sub-Account until the funding percentage for the Expense Sub-Account is 125% of the then Expected Trust Expenses, and
(iii) any remaining assets added as a result of the Triggering Event shall then be allocated among all of the Plans identified on Appendix A and the Expense Sub-Account in proportion to the Value of each Plan's then Benefit Obligation and the Expected Trust Expenses.

                 Except as specifically otherwise provided in this Trust, (x) all amounts credited to the sub-trust of an individual Trust Beneficiary of a Class I or Class III Plan shall be used solely and exclusively to pay to such Trust Beneficiary the benefits to which such persons are entitled under the Plan(s), (y) all amounts credited to the sub-trust of a Class II Plan shall be used solely and exclusively to pay the benefits owing to such Trust Beneficiaries under such Plan(s); and (z) all amounts credited to the Expense Sub-Account shall be used solely and exclusively to pay Trust administration and Trustee fees and expenses (including fees and expenses of any agent of the Trustee). The Trustee may commingle the property of the separate sub-trusts for administration and investment purposes, provided that the Trustee maintains sufficient records to identify the principal and income of the commingled property which is allocable to each sub-trust, and further provided that under no circumstances shall the property of a sub-trust be distributed to or used for the benefit of any other sub-trust.

         Section 2.  Payments to Plan Participants and Their Beneficiaries.

         (a) Company has appointed Fidelity Institutional Retirement Services Company as the independent recordkeeper with respect to the Class I and Class III Plans listed on Appendix A. Company has appointed Towers Perrin as the independent actuary with respect to the Class II Plans listed on Appendix A.

         The Company may change the recordkeeper or actuary with respect to any of the Plans before or after a Triggering Event, provided that in all cases (before or after a Triggering Event), the Steering Committee described in
Section 12 of this Trust consents to the removal of the existing entity performing such function and the appointment of the new entity performing such function; and further provided that after a Triggering Event the Trustee also consents to the removal of the existing entity performing such function and the appointment of the new entity performing such function. The original or successor recordkeeper may be referred to herein as "Recordkeeper", and the original or successor independent actuary may be referred to herein as "Actuary."

         The fees and expenses of such agents shall be deemed to be administrative fees and expenses for purposes of Section 9 of this Trust Agreement.


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         (b)     Prior to a Triggering Event, the Company shall provide to the
Trustee and the Steering Committee at least once each calendar year, and more frequently if requested by the Trustee, a report which shows (i) the aggregate amount of the Benefit Obligation for each Plan; (ii) the Security Interests held by the Trustee; and (iii) the fair market value of the aggregate assets held by the Trust and allocable to each Plan (other than the Security Interests or Underlying Property); provided, however, that this shall not be construed to require the Company to contribute additional assets or additional Security Interests to the Trust.

         After a Triggering Event, the Company shall provide to the Trustee or its agents such information as the Trustee or its agents may reasonably request in order to determine the Benefit Obligations, the Value thereof, or any aspect concerning the payment thereof. Once the Trustee or its agents has determined the aggregate amount of the Benefit Obligations for each Plan, the Trustee shall promptly provide to the Steering Committee a report with the items of information described in clauses (i) through (iii) of the immediately preceding paragraph.

         The Company shall pay all of the expenses, including without limitation attorneys' fees and expenses, incurred by the Trustee or its agents in enforcing in good faith the duties and obligations of the Company as set forth in this Section 2(b). The Recordkeeper and Actuary shall provide the Trustee with any information within the knowledge of the Recordkeeper or the Actuary concerning the Company, the Plans, the Trust Beneficiaries, the Benefit Obligations, or the Value thereof, which is necessary for the Trustee to discharge its duties hereunder.

         (c) Prior to the date a Triggering Event occurs, the Company, either directly or through a paying agent (if one has been appointed) shall make all payments to the Plan participants and their beneficiaries in accordance with the Plans. Once a Triggering Event occurs, the Trustee or the paying agent (if one has been appointed) shall make payments to Plan participants and their beneficiaries in accordance with such information as is available from time to time to the paying agent, the Recordkeeper or the Trustee, and which the Trustee or its agents deems reliable.

         (d) The Trustee or the paying agent (if one has been appointed) shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.


Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiary When Company is Insolvent.

         (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

                 (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries. In making the determination whether Company is Insolvent, Trustee may employ an accounting firm (other than the auditors to the Company) and such other agents as are necessary or appropriate in making such determination. The fees and expenses of such agents shall be deemed to be fees and expenses for purposes of Section 9 of this Trust. The Insolvency of any subsidiary or affiliate of the Company will not in and of itself cause the Company or any other subsidiary or affiliate to be deemed Insolvent.



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                 (2)      Unless Trustee has actual knowledge of Company's
Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

                 (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan(s) or otherwise.

                 (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

         (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan(s) for the period of such discontinuance, plus interest from the date each such payment was due to the date actual payment is made (using an interest rate of eight percent (8%) per annum, compounded monthly), less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4. Payments to Company.

         (a) Except as provided in Section 3 (Company Insolvency), Section 12 (certain actions taken with consent of Trust Representatives) hereof, and
Section 4(b) below, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plans. This Section shall not prohibit or diminish the right of the Company to substitute assets of equal fair market value for any asset then held by the Fund, as permitted in Section 1(e) and
Section 5(b)(13).

         (b) Notwithstanding paragraph (a) above, if the fair market value of the assets (excluding the Deed of Trust, the Warrant, the Underlying Property, and any other Security Interest) in each and every sub-account under this Trust Agreement (including the Expense Sub-Account) is more than 125% of the most recent Value of the Benefit Obligations of such sub-account (and, in the case of the Expense Sub-Account, more than 125% of the most recently determined Expected Benefit Expenses), then upon written request by the Company, the Trustee shall deliver all or part of such excess (as requested by the Company) of any sub-account(s) hereunder to the Company.

Section 5.  Authority of Trustee.

         In the management, care and disposition of the Trust Fund, the following provisions shall apply:

         (a) The Trustee shall have the sole authority to manage, acquire, or dispose of the assets of the Trust. The Company may request that certain general investment guidelines and diversification policies be followed with regard to assets of the Trust, but the decision whether to follow and how to implement such guidelines shall be made solely by the Trustee.

         (b) The Trustee shall have the following powers, rights, and duties in addition to those provided elsewhere in this Trust or by law, all of which may be exercised without order or report to any court:





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         (1)     To receive and hold all contributions paid to it under the
Plans; provided, however, that the Trustee shall have no duty to determine that the contributions received by it comply with the provisions of the Plans. The Trustee shall be authorized at any time when the Company is obligated to make a contribution to this Trust to use all legal means to compel the Company to make such contribution, and the Company shall pay all of the expenses, including without limitation attorneys' fees and expenses, incurred by the Trustee or its agents in enforcing in good faith the obligation of the Company to make contributions to this Trust when due.

         (2) To have the authority to invest and reinvest assets of the Trust in shares of common or preferred stock (including shares of common or preferred stock of the Company, including the rights to acquire such common or preferred stock), bonds, notes, debentures, short-term securities, mutual funds, certificates of deposits, and other property, real or personal, of any kind; to purchase and sell "put" and "call" options on publicly traded securities; and to acquire, hold, manage, operate, sell, contract to sell, grant options with respect to, convey, exchange, transfer, abandon, lease, manage, and otherwise deal with respect to assets of the Trust.

         (3) To borrow from anyone such amount or amounts of money as the Trustee shall consider necessary to carry out the purpose of this Trust and for that purpose to mortgage or pledge all or any part of the Trust.

         (4) To retain in cash any portion of the Trust deemed appropriate by the Trustee.

         (5) To establish accounts in the commercial department of any bank or other financial institution (including any financial institution which is affiliated with the Company) for payment of benefits or other amounts under the Plans.

         (6) To make the payments from the Trust in accordance with the terms of the Plans, as directed by Company, which directions are proper on their face, without inquiring as to whether a payee is entitled to the payment or as to whether a payment is proper, without liability for a payment made in good faith without actual notice or knowledge of the changed condition or status of the payee, and without obligation to search for or ascertain the whereabouts of any payee or distributee of benefits from the Trust.

         (7) To compromise, contest, arbitrate, settle, or abandon claims and demands in favor of or against the Trust.

         (8) To begin, maintain, defend, compromise, or settle any litigation in connection with the Trust and the administration of the Trust.

         (9) To have all rights of an individual owner, including the power to give proxies, to join in or oppose (alone or jointly with others) voting trusts, mergers, consolidations, foreclosure, reorganizations, recapitalizations, or liquidations, and to exercise or sell stock subscription or conversion rights.

         (10) To hold securities or other property in the name of the Trustee or its nominee or nominees, or in such other form as it determines best, with or without disclosing the trust relationship, provided the records of the Trustee shall indicate the actual ownership of such securities or other property.

         (11) To deposit securities with a clearing corporation; to hold the certificates representing securities, including those in bearer form, in bulk form and to merge such certificates into certificates of the same class of the same issuer which constitute assets of other accounts or owners, without certification as to the ownership attached; and to utilize a book-entry system for the transfer or pledge of securities held by the Trustee or by a clearing corporation, provided that the records of the Trustee shall indicate the actual ownership of the securities and other property of the Trust.

         (12) To employ, and to be protected in relying upon, such agents, attorneys, actuaries, and accountants (including any such person who may be retained by Company or the Plans) as are reasonably necessary in managing and protecting the Trust.

         (13) Notwithstanding anything to the contrary in Section 5, (i) all rights associated with assets of the Trust (including but not limited to Company stock held by the Trust) shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan participants; and (ii) Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust; provided, however, that the specific provisions of Section 1(e) (4), (5), and (6) shall override the general provisions of this clause (ii).

         (c) Notwithstanding anything to the contrary in this Section 5, at no time before a Triggering Event occurs shall the Trustee be authorized or permitted to sell, assign, convey, exchange, transfer, or abandon the Security Interests or the Underlying Property to any person or entity other than (i) the Company, or (ii) with the consent of the Company, to an affiliate of the Company.

Section 6.  Disposition of Income.

         During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

Section 7.  Accounting by Trustee.

         Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within sixty (60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

Section 8.  Special Provisions.

         (a) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

         (b) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedures and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

         (c) Should it become necessary for the Trustee (hereinafter called the "Domiciliary Trustee" in this paragraph (c)) to hold property or otherwise any action in any state in which the Domiciliary Trustee shall be unable to qualify as Trustee, then and in that event, a bank or trust company designated in writing by the Domiciliary Trustee shall serve as the ancillary Trustee in such state.

         (d)     (i)      The Company shall indemnify the Trustee, directly
                 from the Company's own assets (including the proceeds of any insurance policy the premiums of which are paid from the Company's own assets), from and against any and all claims, demands, losses, damages, expenses (including, by way of illustration and not limitation, reasonable attorneys' fees and other legal and litigation costs), judgments and liabilities arising from, out of, or in connection with the administration of the Plans or this Trust, except when determined to be due to the Trustee's gross negligence or willful misconduct.

                 (ii) The Trustee shall have no responsibility for: (a) any condition which now exists or may hereafter be found to exist in, under, or about any real estate investment of the Trust or of a corporation, the stock of which is held as an asset of the Trust; or (b) any violation of any applicable environmental or health or safety law, ordinance, regulation or ruling; or (c) the presence, use, generation, storage, release, threatened release, or containment, treatment or disposal of any hazardous or toxic substances or materials including such situations at or activities on any investment of the Trust or of a corporation, the stock of which is held as an asset of the

                 Trust. The Trustee is hereby authorized to pay from the Trust all costs and expenses (including attorneys fees) relating to or connected with any condition, violation, presence or other situation referred to in (a), (b) and (c) above, and notwithstanding anything to the contrary in this Trust Agreement, to the extent permitted by law, Wachovia Bank, N.A. shall be indemnified from the Trust from all claims, suits, losses and expenses (including attorneys fees) arising therefrom. The authority to pay from the Trust and the right of indemnification set forth in the preceding sentence include and relate to, without limitation, any claims, suits, liabilities, losses and expenses (including attorneys fees) arising from any matters relating to the existence of petroleum including crude oil and any fraction thereof, hazardous substances, pollutants, or contaminants as defined in the Comprehensive Environmental, Responsibility, Compensation, and Liability Act, as amended, 42 U.S.C. Section 9601 et seq., or hazardous wastes as defined in the Resource Conservation and Liability Act, 42 U.S.C. Section 6906 et seq., or as any of the foregoing terms or similar terms may be defined in similar state environmental laws or subsequent federal or state legislation of a similar nature which may be enacted from time to time. This Section 8(d)(ii) shall survive the sale or other disposition of any real estate investment of the Trust and the termination of this Trust Agreement. Nothing in this Section 8(d)(ii) shall be construed to in any way limit the indemnification rights of the Trustee provided for in this Section 8.

                 (iii)    The indemnification provided the Trustee by this
                 Section 8(d) shall survive termination of this Agreement.

Section 9.  Compensation and Expenses of Trustee.

         Company shall pay all administrative and Trustee's fees and expenses, including the cost of reasonable fiduciary liability insurance for the members of the Steering Committee. If Company does not pay such fees and expenses on a timely basis, Trustee may withdraw such amounts from the Trust and shall then seek to recover such amounts from Company. If Trustee seeks recovery of such amounts from Company, then Company shall pay all of the expenses, including without limitation attorneys' fees and expenses, incurred by Trustee or its agents in enforcing in good faith the obligations of Company as set forth in this Section 9.

Section 10.  Resignation and Removal of Trustee.

         (a) Trustee may resign at any time by written notice to Company, which shall be effective one hundred eighty (180) days after receipt of such notice unless Company and Trustee agree otherwise.

         (b) With the consent of the Steering Committee, the Trustee may be removed by Company on one hundred eighty (180) days notice or upon shorter notice accepted by Trustee.

         (c) If Trustee resigns within five (5) years after a Triggering Event, Company, with the consent of the Steering Committee, shall apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions.

         (d) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor trustee. The transfer shall be completed within one-hundred eighty
(180) days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

         (e) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, Trustee or any participant in a Plan may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 11.  Appointment of Successor.

         (a) If Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, Company, with the consent of the Steering Committee, may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal; provided, however, that such bank or trust company must have shareholder equity of at least $1.0 billion. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

         (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

Section 12.  Amendment or Termination.

         (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company only as follows:

                 (1) The Trustee obtains an opinion of legal counsel that is independent of the Company (as determined by the Trustee in its sole discretion) that such amendment is being made for the purpose of and only to the extent reasonably necessary to preserve for the Trust Beneficiaries the deferral of federal income taxation of amounts paid under the Plans until the time such amounts are actually paid to the Trust Beneficiaries; or

                 (2) The Trustee obtains the written approval of the Steering Committee, as hereinafter defined. The initial members of the Steering Committee, each of which shall be known as a "Trust Representatives", shall be the persons listed on Appendix B attached hereto and made a part hereof. A person shall cease to be a Trust Representative as of the earliest of (A) the date such person ceases to be entitled to any benefits from any of the Plans, (B) the date such person delivers written notice to the Trustee that he or she no longer wishes to serve as a Trust Representative hereunder, provided that such Trust Representative shall simultaneously deliver to the Trustee a written designation of a successor Trust Representative, (C) the Trustee determines in its sole discretion that the Trust Representative, because of mental or physical incapacity certified by the Trust Representative's primary attending physician, is no longer able to properly serve in such capacity manage his affairs; (D) the date of the Trust Representative's death; or (E) the fifth anniversary of the date of the Participant's termination of employment with or retirement from the Company. A person may serve as a successor Trust Representative only if such person is himself or herself a Trust Beneficiary under this Trust and is actively employed by the Company at the time of such appointment. A successor Trust Representative shall take the place of and succeed to all of the powers and duties of the designating Trust Representative (including the power to resign and appoint his own successor Trust Representative). If at any time there are fewer than ten (10) Trust Representatives then serving, then the Trustee may apply to a court of competent jurisdiction for appointment of one or more Trust Representatives; and all expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

         (b) In addition to consenting to amendments to this Trust Agreement, the Trust Representatives may also consent to (i) the complete revocation of this Trust; and (ii) any changes with respect to the Security Interests.

         (c) Unless sooner revoked as provided in Section 12(b) above, the Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan(s). Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

         (d) An action of the Steering Committee shall be valid only if approved in writing by at least two-thirds of the members of the Steering Committee who are serving at the time of such approval.

Section 13.      Miscellaneous.

         (a) Except to the extent expressly provided otherwise herein, any action permitted or required to be taken by the Company under this Trust Agreement shall be exercised by the management committee currently known as the Benefit Plans Committee.

         (b) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (c) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (d)     Definitions.

         (1) "Actuarial Present Value" shall be determined by the Actuary, using the interest rate, mortality tables, and other actuarial assumptions used to determine the value of a lump sum distribution under the tax-qualified defined benefit pension plan maintained by the Company which covers the participants in one or more of the "Class II" plans identified in Appendix A to the Trust, and if no such plan then exists, then "actuarial present value" shall be determined using such interest rates, mortality tables, and other actuarial assumptions which the Actuary determines to be reasonable under the circumstances.

         (2)     "Actuary."  See Section 2(a).

         (3) "Benefit Obligations" means, collectively, (a) the obligations owing to the employees and other beneficiaries under the "Class I" plans identified in Appendix A to the Trust; (b) the obligations owing to the employees and other beneficiaries under the "Class II" plans identified in Appendix A to the Trust; and (c) the obligations that would be owed to the employees and other beneficiaries covered by the "Class III" agreements identified in Appendix A to the Trust if all of the conditions for all payments were met.

         (4) "Change in Control" means a change in control of the Company of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of a Current Report on Form 8-K, as in effect on December 31, 1996, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"); provided that, without limitation, a Change in Control shall be deemed to have occurred at such time as (i) any "person" within the meaning of Section 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company, or any employee benefit plan(s) sponsored by the Company or any subsidiary of the Company, is or has become the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 19% or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote in the election of directors; provided, however, that the following will not constitute a Change in Control: any acquisition by any corporation if, immediately following such acquisition, more than 75% of the outstanding securities of the acquiring corporation ordinarily having the right to vote in the election of directors is beneficially owned by all or substantially all of those persons who, immediately prior to such acquisition, were the beneficial owners of the outstanding securities of the Company ordinarily having the right to vote in the election of directors, or (ii) individuals who constitute the Board on January 1, 1997 (the "Incumbent Board") have ceased for any reason to constitute at least a majority thereof; provided that: any person becoming a director subsequent to January 1, 1997 whose election, or nomination for election by the Company's shareowners, was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board, or

         (iii) upon approval by the Company's shareowners of a reorganization, merger or consolidation, other than one with respect to which all or substantially all of those persons who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of outstanding securities of the Company ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than 75% of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors; or (iv) upon approval by the Company's shareowners of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to a subsidiary.

         (5)     "Claim of Plan Payment Default."  See Section 1(f)(1).

         (6)     "Deed of Trust."  See Section 1(e)(2).

         (7) "Expected Trust Expenses" shall mean the Actuarial Present Value of the Trust administration and Trustee fees and expenses (including fees and expenses of any agent of the Trustee) which the Trustee reasonably determines are expected to be incurred over the life of the Trust.

         (8)     "Insolvent."  See Section 3(a).

         (9)     "Notice of Plan Payment Default."  See Section 1(f)(2).

         (10)    "Plan Payment Default."  See Section 1(f)(3).

         (11) A "Potential Change in Control" shall be deemed to have occurred if (a) the Company enters into a definitive agreement, the consummation of which would result in the occurrence of a Change in Control, (b) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control, but only if the Trustee determines, in its sole discretion, that such announcement is credible in the sense that the person making the announcement has or appears to have the reasonable ability to carry out the announced intention, without regard for whether such person's ultimate success in bringing about a Change in Control is reasonably likely, or (c) after the date this Trust is created, any person (other than (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (v) a person which is eligible to use Schedule 13G to report its ownership of Company stock to the SEC; provided, however, that the exception under this clause (v) shall lapse as of the day such person ceases to be eligible to use Schedule 13G for such ownership reports) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's then-outstanding securities.

         (12)    "Recordkeeper."  See Section 2(a).

         (13)    "Security Interest."  See Section 1(e)(2)

         (14)    "Steering Committee."  See Section 12(a)(2).

         (15)    "Triggering Event."  See Section 1(e)(3).

         (16)    "Trust Beneficiary."  See Section 1(h).

         (17)    "Trust Representative."  See Section 12(a)(2).

         (18)    "Underlying Property."  See Section 1(e)(2).

         (19) "Value" means, on any date of determination, (i) with respect to Benefit Obligations described in clause (a) of the definition of "Benefit Obligations" (which are defined contribution, individual account plans), the aggregate amount owed to participants in such Plans as of such date of determination; (ii) with respect to Benefit Obligations described in clause (b) of the definition of "Benefit Obligations" (which are defined benefit pension-type plans), the Actuarial Present Value of the aggregate amount owed to participants in such Plans as of such date of determination; and (iii) with respect to Benefit Obligations with respect to the Plans described in clause
         (c) of the definition of "Benefit Obligations" (which are individual severance agreements), the aggregate amount that would be owed to the employees and other beneficiaries covered by such agreements if all of the conditions for all payments were met under such agreements as of such date of determination.

         (20)    "Warrant."  See Section 1(e)(2).

         (e) The Trustee may from time to time request that the Chief Executive Officer of the Company, the members of the Company's Benefit Plans Committee, and the members of the Steering Committee provide specimen signatures to the Trustee, and the Trustee shall not be required to take action at the direction of any such parties until the specimen signature for the applicable parties has been delivered.

         (f) Notices to the Company under this Trust shall be made by facsimile and U.S. mail to:

         Vice President of Human Resources, Health, Safety, Environment and Security
         Eastman Chemical Company
         100 North Eastman Road
         Kingsport, Tennessee 37660
         Facsimile (423) 229-1351

         and

         Senior Vice President and General Counsel
         Eastman Chemical Company
         100 North Eastman Road
         Kingsport, Tennessee 37660
         Facsimile (423) 229-4137

         Notices to the Trustee under this Trust shall be made by facsimile and U.S. mail to

         Wachovia Bank, N.A.
         Trust Services Division
         Attn: Beverley H. Wood
         301 North Main Street
         Winston-Salem, North Carolina 27150-3099
         Facsimile (910) 770-4059

The sender of a facsimile letter or other notice or message may show receipt of such facsimile by the recipient by any reasonable means of proof.

         (g) This Trust Agreement shall be governed by and constructed in accordance with the laws of the State of North Carolina.

         Section 14.  Effective Date.

The effective date of this Agreement shall be the date first shown above.

         IN WITNESS WHEREOF, this Trust has been executed by the duly authorized officers of the Company and the Trustee as of the date first shown above.

                                     EASTMAN CHEMICAL COMPANY


                                     By:      /s/  H. V. Stephens
                                        ------------------------------------

                                     Title:   Senior Vice President and
                                           ---------------------------------
                                                 Chief Financial Officer

Attest:

/s/ Gary R. Whitaker
--------------------------
     Assistant Secretary

                                     WACHOVIA BANK, N.A., as Trustee


                                     By:      /s/ Beverley H. Wood
                                        ------------------------------------

                                     Title:   Senior Vice President
                                           ---------------------------------


Attest:

/s/ Donna L. Stern
--------------------------
     Assistant Secretary





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

                                   APPENDIX A
                     PLANS SUBJECT TO THIS TRUST AGREEMENT

                                 Class I Plans

                      Executive Deferred Compensation Plan
                                ESOP Excess Plan

                                 Class II Plans

                        Unfunded Retirement Income Plan
                         Excess Retirement Income Plan

                              Class III Agreements

                              Severance Agreement
                             (Provided to Wachovia)

                                   APPENDIX B
                         INITIAL TRUST REPRESENTATIVES
                     WHO ARE MEMBERS OF STEERING COMMITTEE

                     (NAMES HAVE BEEN PROVIDED TO WACHOVIA)

                                   APPENDIX C
                   SECURITY INTERESTS AND UNDERLYING PROPERTY
                    (SEE ATTACHED DEED OF TRUST AND WARRANT)